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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) August 10, 1998



                                   SIGNAL CORP
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             (Exact name of Registrant as specified in its charter)



    Ohio                     0-17894                        34-1622711
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 (State or other      (Commission File No.)         (IRS Employer
 jurisdiction of                                     Identification No.)
 incorporation)



 135 East Liberty Street, Wooster, Ohio                             44691
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  (Address of principal executive offices)                          (Zip Code)



        Registrant's telephone number, including area code (330) 264-8001
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                                       N/A
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          (Former name or former address, if changed since last report)



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ITEM 5.        OTHER EVENTS
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        On August 10, 1998, Signal Corp ("Signal"), a Ohio corporation, and
FirstMerit Corporation ("FirstMerit"), an Ohio corporation, entered into an Agreement of Affiliation and Plan of Merger (the "Agreement"), pursuant to which Signal will merge with and into FirstMerit, with FirstMerit as the surviving corporation ("Merger"). Under the terms of the Agreement, upon consummation of the Merger each share of Signal common stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) of the Merger shall be converted into the right to receive 1.32 shares of FirstMerit common stock (the "Common Exchange Ratio"). In addition, each share of the Signal 6 1/2% Cumulative Convertible Preferred Stock, Series B ("Signal Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of FirstMerit 6 1/2% Cumulative Convertible Preferred Stock, Series B ("FirstMerit Preferred Stock"). The FirstMerit Preferred Stock is to contain terms substantially identical to that of the Signal Preferred Stock and be convertible into a number of shares of FirstMerit common stock equal to the product of the Common Exchange Ratio and the number of shares of Signal common stock into which the Signal Preferred Stock was convertible immediately prior to the Effective Time. On August 11, 1998, Signal and FirstMerit issued a joint press release announcing the execution of the Agreement, a copy of which is included as Exhibit 99 hereto and incorporated by reference herein.

        The Merger, which is intended to be accounted for as a pooling of interests, is expected to close in the first quarter of 1999. Consummation of the Merger is subject to certain customary conditions, including, among others, the adoption of the Agreement by the Signal and FirstMerit shareholders and receipt of regulatory approvals. Certain of the shareholders of Signal have agreed to vote for adoption of the Agreement.

        The preceding description of the Agreement is qualified in its entirety by reference to the copy of the Agreement included as Exhibit 2.1 hereto, and which is incorporated by reference herein.

        Signal and FirstMerit also entered into a Stock Purchase Option dated as of August 11, 1998 (the "Signal Stock Option"). Under the Signal Stock Option, FirstMerit was granted an irrevocable option to purchase, under certain circumstances, up to 19.9 percent of Signal's capital stock (including the Signal common stock and Signal Preferred Stock) in shares of Signal common stock at a price of $28.00 per share. The number of shares and the purchase price are subject to adjustment as described in the Signal Stock Option. Under certain circumstances, Signal may be required to repurchase the Signal Stock Option or the shares acquired pursuant to the exercise thereof. The Signal Stock Option was granted by Signal as an inducement to FirstMerit to enter into the Agreement.

        The preceding description of the Signal Stock Option is qualified in its entirety by reference to the copy of the Signal Stock Option included as Exhibit
2.2 hereto, and which is incorporated by reference herein.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS
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        (c)    Exhibits.

        The Exhibits listed on the accompanying Exhibit Index are filed as part of this Report and are incorporated herein by reference.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             SIGNAL CORP



Date: August 14, 1998                        By:  /s/ Jon W. Park
                                                 -----------------------------
                                                      Jon W. Park
                                                      Chief Financial Officer


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                                  EXHIBIT INDEX





Exhibit
Number                                Description


2.1 Agreement of Affiliation and Plan of Merger, dated as of August 10, 1998, by and between FirstMerit Corporation and Signal Corp

2.2 Stock Purchase Option, dated as of August 11, 1998, by and between FirstMerit Corporation and Signal Corp

99 Joint Press Release dated August 11, 1998 of Signal Corp and FirstMerit Corporation